UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

CAN-CAL RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

542 Springfield Avenue

Red Deer, Alberta, Canada T4N 0C7

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (403) 342-6221

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $0.001 par value

Preferred Stock, $0.001 par value, 5% cumulative

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 3.02       Unregistered Sales of Equity Securities.

On May 15th, 2020,  Can-Cal Resources Ltd.’s (the “Company”, “Can-Cal”, “we” and “us”) Board of Directors unanimously passed a Resolution agreeing to issue, once the Company becomes compliant with securities commissions in governing jurisdictions, 500,000 shares of restricted common stock to Mr. Richmond Graham, appointed to the Can-Cal Advisory Board on March 31, 2020 (as disclosed in the Current Report on Form 8-K filed on April 3, 2020) in consideration for services to be rendered, vesting over time at key milestones aligned with creating shareholder value. A total of 250,000 shares vest immediately recognizing the significant contribution of Mr. Graham in advancing the governance and mining develop plans of Can-Cal in 2020; 125,000 shares vest on the signing of the definitive agreements with a developer/processor of the Pisgah resource; and a final 125,000 shares vest when Can-Cal is back in full compliance with its Securities and Exchange Commission filing requirements.

The Board of Directors believes that the share-based compensation payable to Mr. Richmond is appropriate due to the fact that the Company has very limited cash and funding resources.

We claim an exemption from registration for the issuance pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient (a) was an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01        Other Events.

Update on Pisgah Minerals Development Plans and Advisory Board Member Compensation

The Company is continuing to negotiate an agreement with a third-party to develop Can-Cal’s Pisgah resource. Additionally, Mr. Graham has brought his considerable engineering, business, exploration, mining, and public company experience to bear on these efforts.

Assuming the Company is able to negotiate an agreement with a third-party to develop its Pisgah resource and raise sufficient funding, the Company plans to take steps to bring its filings current with the Securities and Exchange Commission (SEC). Assuming the Company becomes current in its SEC filings, it then plans to take steps to comply with the rules and regulations of the provincial jurisdictions of Alberta and British Columbia, Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAN-CAL RESOURCES LTD.

Date: May 22, 2020	By: /s/ Casey Douglass
Casey Douglass
Chairman of the Board

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